CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 12, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of Credit Acceptance Corporation 401(k) Plan and Trust on Form 11-K for the year ended December 31, 2014. We hereby consent the incorporation by reference of said reports in the Registration Statement of Credit Acceptance Corporation on Form S-8 (File No. 333-111831).

/s/ GRANT THORNTON LLP

Southfield, Michigan
June 12, 2015